As filed with the Securities and Exchange Commission on September 17, 1997

                                                        File No.  333-34167


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                      ______________________________
                              AMENDMENT NO. 1
                                    TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                      _______________________________

                          THE WALT DISNEY COMPANY
          (Exact name of registrant as specified in this charter)

                                 Delaware
      (State or other jurisdiction of incorporation or organization)

                                95-4545390
                   (I.R.S. Employer Identification No.)

                       500 South Buena Vista Street
                        Burbank, California  91521
                              (818) 560-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                             David K. Thompson
             Senior Vice President - Assistant General Counsel
                          The Walt Disney Company
                       500 South Buena Vista Street
                        Burbank, California  91521
                              (818) 560-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                      _______________________________

     Approximate Date of Commencement of Proposed Sale to the Public:
  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      Calculation of Registration Fee
---------------------------------------------------------------------------
Title of each     Amount        Proposed     Proposed         Amount of
class of          to be         maximum      maximum          registration
securities to     registered    offering     aggregate        fee (1)
be registered                   price per    offering
                                unit  (1)    price  (1)
--------------    -----------   ----------   ---------------  -------------
Common Stock,      10,000,000    $77.40625   $774,062,500.00   $234,564.00
$.01 par value
---------------------------------------------------------------------------
Total              10,000,000     100%
---------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c), based on the average of the high and low prices for the common stock on the New York Stock Exchange Composite Tape for August 18, 1997.

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++





Prospectus dated September __, 1997

10,000,000 shares of Common Stock



                  The Walt Disney Company Investment Plan





     The Walt Disney Company is pleased to offer The Walt Disney Company Investment Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Disney common stock and to reinvest cash dividends in the purchase of additional shares.

     Key features of the Plan are summarized below:
       If you currently own fewer than 10 shares of Disney common stock, or do not currently own any shares of Disney common stock at all, you may join the Plan by completing an enrollment form and either making an initial cash investment of at least $1,000 or authorizing monthly deductions of at least $100 from a qualified bank account for the purchase of Disney common stock.

       If you currently own at least 10 shares of Disney common stock, registered in your name, you may participate in the Plan simply by completing and returning an enrollment form. If you own at least 10 shares but they are currently held by a bank or broker in its name (that is, in "street name"), you will need to instruct your agent to convert the shares to certificate form, registered in your name, in order to participate.

       Once you have enrolled, you may make additional investments of $100 or more by check or money order or through automatic monthly deductions from a qualified bank account.

       All   cash   dividends  will  be  reinvested  automatically   in
       additional shares of Disney common stock.

       As  a  participant,  you may (but are not required  to)  deposit
       your   Disney   common   stock  certificates   with   the   Plan
       Administrator for safekeeping.

       You may sell all or any portion of your Disney common stock through the Plan.

       Participation in the Plan is subject to the payment of certain fees in connection with enrollment and purchase and sale of shares.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANY OTHER INFORMATION OR REPRESENTATIONS ARE GIVEN OR MADE, YOU MUST NOT RELY UPON THEM AS HAVING BEEN AUTHORIZED.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Disney common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Disney common stock are offered only through a registered broker/dealer in those jurisdictions.

     Neither the delivery of this Prospectus nor any sale made hereunder should be deemed to imply that there has been no change in the affairs of the Company since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.


                             TABLE OF CONTENTS

                                                                        Page
                                                                        ----
The Walt Disney Company...............................................    3
Available Information; Incorporation of Documents by Reference........    4
The Walt Disney Company Investment Plan...............................    5
     Purpose..........................................................    5
     Administration...................................................    5
     Eligibility and Enrollment.......................................    6
     Optional Cash Investments........................................    8
     Purchase of Common Stock.........................................    9
     Dividends........................................................   10
     Sale of Shares...................................................   10
     Custodial Service................................................   11
     Issuance of Stock Certificates...................................   11
     Gifts and Transfers of Shares....................................   12
     Service Fees.....................................................   12
     Withdrawal from the Plan.........................................   12
     Additional Information...........................................   13
Limitation of Liability...............................................   14
U.S. Federal Income Taxation..........................................   14
Use of Proceeds.......................................................   15
Legal Matters.........................................................   15
Experts...............................................................   16
Indemnification.......................................................   16





The Walt Disney Company

     Disney is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521 (telephone: (1-818) 560-1000).

     The Company, together with its subsidiaries, is a diversified international entertainment enterprise with operations in three principal business segments: Creative Content, Broadcasting and Theme Parks and Resorts.

     Businesses in the Creative Content segment produce and distribute live-action and animated motion pictures, television programs, home video products and musical recordings; license Disney's characters and other
intellectual   property  for  use  in  connection  with   merchandise   and
publications; conduct retail distribution operations through the Disney Store and other outlets; and publish books and magazines.

     Included in the Broadcasting segment are the operations of the ABC television and radio networks, television and radio stations owned by Disney subsidiaries, cable programming operations, including The Disney Channel and ESPN, and international television operations.

     The Theme Parks and Resorts segment encompasses the operations of Disneyland Park in California and the Walt Disney World Resort in Florida, the licensing of Tokyo Disneyland in Japan and sports operations, including the Mighty Ducks of Anaheim. The Company also has an equity investment in Euro Disney S.C.A., which operates the Disneyland Paris Resort and is managed by a Company subsidiary.


Available Information; Incorporation of Documents by Reference

     The Walt Disney Company is subject to the Securities Exchange Act of 1934, as amended, and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission. These materials may be inspected and copied at the public reference facilities of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the SEC regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site that contains all filings made electronically by registrants like Disney, accessible at http://www.sec.gov. The Company's filings may also be inspected at the New York and Pacific stock exchanges.

     Disney has filed the following documents with the SEC. They are incorporated in this Prospectus by reference:

     (1) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

     (2) Disney's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1996, March 31, 1997 and June 30, 1997.

     (3) The description of Disney's common stock contained in Disney's Registration Statement on Form 8-B dated December 28, 1995.

     (4) The audited consolidated balance sheets of ABC, Inc. for the years ended December 31, 1995 and 1994, and consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, contained in Disney's Report on Form 8-K dated March 30, 1996.

     (5) The unaudited pro forma combined condensed consolidated statement of income for Disney and ABC for the year ended September 30, 1996, contained in Disney's Report on Form 8-K dated August 21, 1997.

     All documents subsequently filed by Disney pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act prior to termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.


      Disney will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Shareholder Services Department, P.O. Box 11447, Burbank, California 91510-1447 (telephone:
(1-818) 553-7200).



     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.





                  The Walt Disney Company Investment Plan

PURPOSE

1.  What is the purpose of the Plan?

     The purpose of the Plan is to promote long-term stock ownership among existing and new investors in the Company by providing a convenient method to purchase shares of Disney common stock and reinvest cash dividends paid on such shares.

ADMINISTRATION

2.   Who administers the Plan?

     The Plan is administered by the Disney Shareholder Services Department, which serves as the Company's stock transfer agent, registrar and dividend disbursing agent. As Administrator, Disney Shareholder Services acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan. Disney Shareholder Services reserves the right to resign as Plan Administrator at any time, in which case the Company would designate a new administrator.

     Purchases and sales of Disney common stock under the Plan are made by an independent broker-dealer acting as purchasing agent for Plan participants. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan are offered through an independent broker-dealer.

3.   How do I contact the Plan Administrator?


     Written Inquiries:         Disney Shareholder Services
                                P.O. Box 7773
                                Burbank, CA  91510-7773

     Telephone Inquiries:       (1-818) 553-7200

     Requests for Enrollment
     Packages for New Investors:   (1-800) 948-2222


     When communicating with the Administrator, you should have available your account number and taxpayer identification number.

4.   What kind of reports will be sent to participants in the Plan?

     As a participant, you will receive a quarterly statement of account activity. Supplemental account statements will be provided for any month in which you have made a cash investment or deposited, transferred or withdrawn shares. The Administrator will also send transaction advices promptly after each sale of shares under the Plan. You should retain these statements and advices in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other shareholders, such as annual reports and proxy statements.


ELIGIBILITY AND ENROLLMENT

5. How does a Disney shareholder become eligible to participate in the Plan?

     If you are already a Disney shareholder with at least 10 shares of common stock registered directly in your name (that is, if you have one or more certificates for the shares), you may enroll in the Plan simply by completing and returning the appropriate enrollment form.

     If you currently have fewer than 10 shares of Disney common stock registered in your name, you may enroll by completing and returning the appropriate enrollment form and either making an initial investment of at least $1,000 or authorizing automatic monthly deductions of at least $100 from a qualified bank account.

6. I already own shares, but they are held by my bank or broker and registered in "street name." How can I participate?

     If you currently own shares of Disney common stock that are held on your behalf by a bank or broker (that is, in "street name"), you will need to arrange with the record holder of your shares to have at least 10 shares registered directly in your name in order to be eligible to participate. Once the shares are registered in your name, you can request the Administrator to send you an enrollment package.

     Participants may, if they wish, send their share certificates to the Administrator for safekeeping, but doing so is not mandatory. In order to sell certificated shares through the Plan, however, it is necessary that the certificates be deposited with the Administrator. See Questions 20 and 23 below.

7.   I'm not currently a shareholder.  Can I participate in the Plan?

     If you currently hold no shares of Disney common stock, you may enroll in the Plan by completing and returning an enrollment form for new investors and either making an initial investment of at least $1,000 or authorizing automatic monthly deductions of at least $100 from a qualified bank account.

8.   Are there fees associated with enrollment?

     Yes. A one-time $10.00 enrollment fee is payable with respect to each enrollment. If you are not making an initial cash investment because you already hold at least 10 shares or because you have signed up for automatic monthly deductions of $100, you will need to include a $10 check or money order made payable to The Walt Disney Company Investment Plan with your enrollment form. If your enrollment form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment, together with a $5.00 investment fee. An investment fee will also be deducted from each subsequent investment, in the amount of $5.00 in the case of investments by check or money order, or $1.00 in the case of automatic deductions. See Question 28 below.

9.   Are   there  any  restrictions  on  participation  in  the   Plan   by
     shareholders residing outside the United States?

     Regulations in certain countries may limit or prohibit participation in services provided under this type of program. Therefore, persons residing outside the United States should first determine whether they are subject to any governmental regulations prohibiting or limiting their participation before requesting any of the services provided through the Plan.


OPTIONAL CASH INVESTMENTS

10.  What   are   the  minimum  and  maximum  amounts  for  optional   cash
     investments?

     Additional investments may be made in amounts of at least $100, subject to a maximum of $250,000 during any calendar year, including your initial investment, if any.

11.  How do I make an optional cash investment?


     You may send a check or money order payable in U.S. dollars to "Disney Investment Plan." Cash and third-party checks are not allowed. Checks or money orders must be accompanied by the appropriate section of your account statement and mailed to The Walt Disney Company Investment Plan, General Post Office, P.O. Box 5705, New York, NY 10087-5705.


12. Can I have optional cash investments automatically deducted from my bank account?

     Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $100.

     * To initiate this service, you must send a completed "Automatic Deduction Service" form to the Administrator.

     * To change any aspect of the instruction, you must send a revised "Automatic Deduction Service" form to the Administrator.

     * To terminate the deductions, you must notify the Administrator in writing.

     Initial set-up, changes and terminations to the automatic deduction instructions will be made as soon as practicable. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day.

13.  Will I be charged fees for optional cash investments?

     Yes. For any investment made by check or money order, a fee of $5.00 will be deducted prior to investment. A fee of $1.00 per investment will be deducted prior to investment with respect to any investment made by automatic monthly deduction. See Question 28 below.

14.  How are payments with "insufficient funds" handled?

     If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds. The Administrator may also place a hold on the Plan account until an "insufficient funds" fee of $20.00 is received from the participant, or may sell such shares to satisfy any uncollected amounts. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.


PURCHASE OF COMMON STOCK

15.  What is the source of Disney common stock purchased through the Plan?

     At Disney's discretion, share purchases will be made by the Plan's purchasing agent either in the open market or directly from Disney. Share purchases in the open market may be made on any stock exchange where Disney common stock is traded or by negotiated transactions on such terms as the purchasing agent may reasonably determine. Neither Disney nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the purchasing agent.

16.  When will shares be purchased?

     Initial and optional investment purchases will generally be made on a weekly basis, but may be made daily when practicable. No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases.

17.  What is the price of shares purchased under the Plan?

     Shares purchased in the open market on any investment date will be credited to a participant's account at the weighted average price incurred to purchase all shares acquired on that date, including brokerage commissions of $.04 per share. Shares purchased from Disney will be purchased and credited to a participant's account at the average of the high and low sales prices of Disney common stock as reported on the New York Stock Exchange Composite Tape on the date of purchase. No brokerage commissions will be payable with respect to shares acquired from Disney.


DIVIDENDS

18.  Must my dividends be reinvested automatically?

     Yes. Cash dividends on all shares of Disney common stock, including fractional shares, held in your account will be reinvested automatically in additional shares of Disney common stock. No fees will be charged in connection with dividend reinvestments, although the purchase price will include the brokerage commission of $.04 per share applicable to all purchases.

19.  When will my dividends be reinvested and at what price?

     The reinvestment of your dividends will generally begin on the Monday following the dividend payment date and will normally extend over a two- to five-day period. The price of shares purchased with the dividend will be the weighted average price, including brokerage commissions, of all shares purchased with reinvested dividends.


SALE OF SHARES

20.  How do I sell my Plan shares?

     You may sell any number of whole shares held in your account by completing the appropriate section of your account statement and returning it to the Administrator. The Administrator will promptly forward your request to the Plan's purchasing agent, and the purchasing agent will sell your shares, along with shares to be sold for other accounts, as promptly as practicable. Proceeds from the sale, less a sales fee of $10.00 and a brokerage commission of $.04 per share, will be sent to you on the settlement date, which is three business days from the date of the sale.

     Please  note that shares that you hold in certificate form must  first
     be  deposited  into your Plan account before they can  be  sold.   See
     Questions 22 and 23 below.


21. Is there a minimum number of shares that I must maintain in my account to keep it active?

     Yes. You must maintain at least five whole shares of Disney common stock in your Plan account. If your account balance falls below five shares, the Administrator may terminate your participation in the Plan unless you achieve the minimum balance within three months after written notice from the Administrator. Upon termination, your participation in the Plan will cease. Your Plan account will be converted into a registered account, and a certificate will be sent to you for the number of whole shares held in the Plan account, together with a check for the value of any fractional share.

     If you are a new investor who has signed up for monthly deductions, your account will be exempt from this requirement until you accumulate five whole shares in your account.


CUSTODIAL SERVICE

22.  How does the custodial service (book-entry shares) work?

     All shares of Disney common stock that are purchased through the Plan will be held by the Administrator and reflected in book-entry form in the participant's account on the records of the Administrator. A Plan participant who holds Disney common stock certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in book-entry form in the participant's account.

23.  How do I deposit my Disney stock certificates with the Administrator?

     To deposit certificates into the Plan, you should send your certificates, by registered and insured mail, to the Administrator, with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

24.  Are there any charges associated with this custodial service?

     No. There is no cost to you either for having the Administrator hold the shares purchased for you through the Plan or for depositing with the Administrator the stock certificates you hold for the purpose of adding the shares to your book-entry share position.


ISSUANCE OF STOCK CERTIFICATES

25. Will stock certificates be issued for shares acquired through the Plan?

     No. Stock certificates will not be issued for shares in a Plan account unless a specific request is made to the Administrator. The Plan's book-entry custodial service eliminates the risk and cost of certificate loss, theft or destruction.

26.  How do I request a stock certificate?

     Certificates for full shares held in the Plan may be obtained, without charge, by writing to the Administrator and requesting the issuance of shares in certificate form.


GIFTS AND TRANSFERS OF SHARES

27.  Can I transfer shares that I hold in the Plan to someone else?

     Yes. You may transfer ownership of some or all of your Plan shares by sending the Administrator written, signed transfer instructions. Signatures of all registered holders must be "Medallion Guaranteed" by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant's account.

     You may transfer shares to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of fewer than 10 shares. If you are opening a new Plan account for the transferee, you must include a completed enrollment form with the gift/transfer instructions.


SERVICE FEES

28.  What are the fees associated with participation in the Plan?

     Participation in the Plan is subject to the payment of certain fees as outlined below:

     One-Time Enrollment Fee                          $10.00
     Investment Fees*
        via check or money order                       $5.00
        via automatic investment                       $1.00
     Sales Fee*                                       $10.00
     Termination Fee                                  $10.00
     Fee for bounced check or rejected
        automatic deductions                          $20.00

    * Plus a $.04 per share trading fee.


WITHDRAWAL FROM THE PLAN

29.  How do I close my Plan account?

     You may terminate your participation in the Plan either by giving written notice to the Administrator or by completing the appropriate section of your account statement and returning it to the Administrator. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share, or to have all of the shares in your Plan account sold for you as described above in Question 20.

     A fee of $10.00 will be charged on all terminations. In addition, if you elect to have your shares sold, a commission of $.04 per share will be charged. The per-share commission will also apply to the sale of any fractional share. If you choose to have all whole shares issued in certificate form and the fractional share amount, if any, does not cover the termination fee, the Administrator may sell a full share to satisfy any uncollected balance.

     Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be "Medallion Guaranteed" by a financial institution participating in the Medallion Guarantee program. (See Question 27 above.) No certificates will be issued for fractional shares.

     The Administrator will process notices of withdrawal and send proceeds to you as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Disney common stock.


ADDITIONAL INFORMATION

30.  How would a stock split or stock dividend affect my account?

     Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Administrator will be credited to your book-entry position. Of course, you may request a certificate at any time for any or all of your shares. (See Question 26.)

31.  How do I vote my Plan shares at shareholders' meetings?

     As a Plan participant, you will be sent a proxy statement in connection with each meeting of the Company's shareholders, together with a proxy card representing the shares held by the Administrator in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. Fractional shares will be aggregated and voted in accordance with the participants' directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

32.  Can the Plan be changed or discontinued?

     Disney reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by Disney, certificates for whole shares held in a participant's account under the Plan will be issued and a cash payment will be made for any fractional share.

LIMITATION OF LIABILITY

     IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER DISNEY NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

     Neither Disney nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's account upon such participant's death, the price at which shares are purchased or sold for the participant's account, the times when purchases or sales are made or fluctuations in the market value of Disney common stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

     Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of the Company in its discretion, depending upon future earnings, the financial condition of Disney and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.


U.S. FEDERAL INCOME TAXATION

     Cash dividends reinvested under the Plan will be taxable for U.S. Federal income tax purposes as having been received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

     A participant will not realize gain or loss for U.S. Federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Gain or loss will also be realized by the participant when whole shares are sold, either by the purchasing agent pursuant to the participant's request or by the participant after withdrawal from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant's tax basis therefor. In order to determine the tax basis for shares or any fraction of a share credited to a participant's account, each participant should retain all account statements and transaction advices.

     Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the United States and the country in which the participant resides. In addition, dividends paid on shares in Plan accounts are subject to the "backup withholding" provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Disney common stock.

     The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan, and does not consider any possible tax consequences under various state, local, foreign or other tax laws. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.


USE OF PROCEEDS

     Shares purchased for Plan participants with reinvested cash dividends and optional cash investments will, at the Administrator's option, be shares newly issued by Disney, shares held in Disney's treasury or shares purchased in the open market by the Administrator. Disney and the Administrator are unable to estimate the number of shares, if any, that will be purchased directly from Disney under the Plan or the amount of proceeds from any such shares. If shares for the Plan are purchased from Disney, the net proceeds will be used by Disney for general corporate purposes.


LEGAL MATTERS

     The legality of the common stock covered hereby has been passed upon for Disney by David K. Thompson, Esq., Senior Vice President-Assistant General Counsel of Disney. Mr. Thompson owns shares of Disney common stock, both directly and as a participant in various stock and employee benefit plans, and he is eligible to participate in the Plan.


EXPERTS

      The consolidated financial statements incorporated by reference to Disney's Annual Report on Form 10-K for the year ended September 30, 1996 have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.


      The consolidated financial statements of ABC, Inc. (formerly Capital Cities/ABC, Inc.) for the years ending December 31, 1995 and 1994 incorporated in this Prospectus by reference to Disney's Report on Form 8-K dated March 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and
incorporated  herein  by  reference.   Such  consolidated   financial
statements are incorporated herein by reference on the authority of such firm as experts in auditing and accounting.



INDEMNIFICATION

     Section 145 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of Disney provide for indemnification of officers, directors and employees of Disney in certain circumstances for certain liabilities and expenses.

     The directors and officers of Disney are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Disney.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


 THIS PROSPECTUS SHOULD BE RETAINED BY PARTICIPANTS IN THE PLAN FOR FUTURE
                                REFERENCE.

                                  PART II
                                  = = = =
                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

All amounts are estimated except for the SEC filing fee.

     SEC filing fee                   $234,564
     Accounting fees and expenses        5,000
     Legal fees and expenses             5,000
     Blue Sky fees and expenses          3,000
     Printing costs                    170,000
     Miscellaneous                       2,000

          Total                       $419,564
                                   = = = = = =

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

      The Registrant is insured against liabilities which it may incur by reason if its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws.

      The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                        DESCRIPTION
--------                      -----------

5.1 Opinion of David K. Thompson, Esq., as to legality of securities. (Previously filed)

8.1            Opinion of Dewey Ballantine as to certain tax matters.
               (Previously filed)

10.1 The Walt Disney Company Investment Plan. Set forth in full in Prospectus included as Part I of this Registration
               Statement.

23.1           Consent of Price Waterhouse LLP.  (Previously filed)

23.2           Consent of Ernst & Young LLP.  (Previously filed)

23.3           Consent of David K. Thompson, Esq. (included in Exhibit
               5.1).

23.4           Consent of Dewey Ballantine (included in Exhibit 8.1).

24 Power of Attorney (included on the signature page to this Registration Statement).


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on September 17, 1997.

                         THE WALT DISNEY COMPANY


                         By:  Richard D. Nanula*
                            -----------------------------
                              Richard D. Nanula
                              Senior Executive Vice President
                              and Chief Financial Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




SIGNATURE                          TITLE                         DATE

Michael D. Eisner*         Chairman of the Board and
-----------------------    Chief Executive Officer and      September 17, 1997
Michael D. Eisner          Director

Richard D. Nanula*         Senior Executive Vice
-----------------------    President and Chief              September 17, 1997
Richard D. Nanula          Financial Officer (Chief
                           Accounting Officer)

Roy E. Disney*             Vice Chairman of the             September 17, 1997
-----------------------    Board and Director
Roy E. Disney

Reveta F. Bowers*          Director                         September 17, 1997
-----------------------
Reveta F. Bowers

Stanley P. Gold*           Director                         September 17, 1997
-----------------------
Stanley P. Gold

Sanford M. Litvack*        Senior Executive Vice            September 17, 1997
-----------------------    President and Chief
Sanford M. Litvack         of Corporate Operations and
                           Director

Ignacio E. Lozano, Jr.*    Director                         September 17, 1997
-----------------------
Ignacio E. Lozano, Jr.

George J. Mitchell*        Director                         September 17, 1997
-----------------------
George J. Mitchell

Thomas S. Murphy*          Director                         September 17, 1997
-----------------------
Thomas S. Murphy

Richard A. Nunis*          Director                         September 17, 1997
-----------------------
Richard A. Nunis

Leo J. O'Donovan S.J.*     Director                         September 17, 1997
-----------------------
Leo J. O'Donovan S.J.

Sidney Poitier*            Director                         September 17, 1997
-----------------------
Sidney Poitier

Irwin E. Russell*          Director                         September 17, 1997
-----------------------
Irwin E. Russell

Robert A.M. Stern*         Director                         September 17, 1997
-----------------------
Robert A.M. Stern

E. Cardon Walker*          Director                         September 17, 1997
-----------------------
E. Cardon Walker

Raymond L. Watson*         Director                         September 17, 1997
-----------------------
Raymond L. Watson

Gary L. Wilson*            Director                         September 17, 1997
-----------------------
Gary L. Wilson



*By  /s/ David K. Thompson
   ------------------------
    David K. Thompson
    Attorney-In-Fact




                             INDEX TO EXHIBITS


EXHIBIT
NUMBER                        DESCRIPTION
-----------                   -----------
5.1            Opinion of David K. Thompson, Esq. as to legality of
               securities.  (Previously filed)

8.1            Opinion of Dewey Ballantine as to certain tax matters.
               (Previously filed)

10.1 The Walt Disney Company Investment Plan. Set forth in full in Prospectus included as Part I of this Registration
               Statement.

23.1           Consent of Price Waterhouse LLP.  (Previously filed)

23.2           Consent of Ernst & Young LLP.  (Previously filed)

23.3           Consent of David K. Thompson, Esq. (included in Exhibit
               5.1).

23.4           Consent of Dewey Ballantine included in Exhibit 8.1).

24 Power of Attorney (included on the signature page to this Registration Statement).
